UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 14, 2017

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7

Norwalk, Connecticut

06851

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The following information updates Registrant’s previous disclosures regarding certain accounting matters at Fuji Xerox made in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and Current Report on Form 8-K dated April 25, 2017 filed with the SEC.

Fuji Xerox Co., Ltd. (“Fuji Xerox”) is a joint venture between Xerox Corporation and Fujifilm Holdings Corporation (“Fujifilm”) in which Xerox holds a 25% equity interest and Fujifilm holds the remaining equity interest. On April 20, 2017, Fujifilm publicly announced it had formed an independent investigation committee to conduct a review of the appropriateness of the accounting practices at Fuji Xerox’s New Zealand subsidiary related to the recovery of receivables associated with certain sales leasing transactions that occurred in, or prior to, Fuji Xerox’s fiscal year ending March 31, 2016. In first quarter 2017, we recognized a charge of approximately $30 million, which represented our share of the Fujifilm total adjustments from this initial review, as publicly disclosed by Fujifilm.

On June 12, 2017, Fujifilm released the redacted Japanese language version of the independent investigation committee’s report and stated that an English language version of the report would be made available shortly. Among other information, the summary English language report disclosed: (a) a higher level of adjustments than earlier disclosed by Fujifilm (JPY37.5 billion versus JPY22 billion; approximately $340 million versus approximately $200 million based on JPY110.29 to $1.00), (b) a broader geographic scope of accounting issues (e.g., now includes transactions at Fuji Xerox’s Australian subsidiary), (c) the time period to which the adjustments relate (full year March 2011 through full year March 2016) and (d) internal control issues at Fuji Xerox. We are currently analyzing the information contained in the report, as well as seeking additional information from Fujifilm and Fuji Xerox. As a result of this new information, we anticipate having to reflect the increase in the adjustments in our financial statements, the amount of which and applicable reporting periods with respect thereto will be able to be determined and disclosed when we receive the additional information we requested, and our analysis and re-evaluation of materiality are complete.

Given our status as a minority investor, we have limited contractual and other rights to information with respect to Fuji Xerox matters. We were not involved in the investigation, including in determining its scope and timing, and are therefore reliant on Fuji Xerox and Fujifilm to provide information to us. Although the independent investigation committee’s report has been issued and we are not aware of any additional adjustments, additional issues may be identified that may require material adjustments to the amount and timing of charges that we have already recognized or expect to recognize. We can provide no assurances relative to the outcome of any potential governmental investigations or any consequences thereof.

Item 8.01.	Other Events.

On June 14, 2017, Xerox Corporation (“Xerox” or the “Company”) filed a certificate of amendment with the New York Department of State to effect a one-for-four share reverse stock split of Xerox common stock, together with a corresponding proportionate reduction in the authorized shares of Xerox common stock. The certificate of amendment became effective upon acceptance for filing on June 14, 2017 (effective date).

As of the effective date each holder of Xerox common stock will be entitled to receive, for every four shares of common stock held prior to the effective date, one share of common stock, except that no fractional shares are to be issued in connection with the reverse stock split. Instead, each shareholder otherwise entitled to receive a fractional share will be entitled to receive a cash payment in lieu of fractional share.

The foregoing summary of the certificate of amendment is qualified in its entirety by reference to the full text of the certificate of amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Xerox common stock will continue to trade on the New York Stock Exchange, on a split-adjusted basis, under the symbol “XRX” and with a new CUSIP number (984121 608). The authorized share reduction will result in a reduction of the total number of authorized shares of Xerox common stock, from 1,750,000,000 shares to 437,500,000 shares.

On June 14, 2017, Xerox issued a press release announcing the effectiveness of the reverse stock split and authorized share reduction. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Forward Looking Statements

This Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and markets and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing business; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2016 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Fuji Xerox Co., Ltd. (“Fuji Xerox”) is a joint venture between Xerox Corporation and Fujifilm Holdings Corporation (“Fujifilm”) in which Xerox holds a 25% equity interest and Fujifilm holds the remaining equity interest. On April 20, 2017, Fujifilm publicly announced it had formed an independent investigation committee to conduct a review of the appropriateness of the accounting practices at Fuji Xerox’s New Zealand subsidiary related to the recovery of receivables associated with certain sales leasing transactions that occurred in, or prior to, Fuji Xerox’s fiscal year ending March 31, 2016. In first quarter 2017, we recognized a charge of approximately $30 million, which represented our share of the Fujifilm total adjustments from this initial review, as publicly disclosed by Fujifilm.

On June 12, 2017, Fujifilm released the redacted Japanese language version of the independent investigation committee’s report and stated that an English language version of the report would be made available shortly. Among other information, the summary English language report disclosed: (a) a higher level of adjustments than earlier disclosed by Fujifilm (JPY37.5 billion versus JPY22 billion; approximately $340 million versus approximately $200 million based on JPY110.29 to $1.00), (b) a broader geographic scope of accounting issues (e.g., now includes transactions at Fuji Xerox’s Australian subsidiary), (c) the time period to which the adjustments relate (full year March 2011 through full year March 2016) and (d) internal control issues at Fuji Xerox. We are currently analyzing the information contained in the report, as well as seeking additional information from Fujifilm and Fuji Xerox. As a result of this new information, we anticipate having to reflect the increase in the adjustments in our financial statements, the amount of which and applicable reporting periods with respect thereto will be able to be determined and disclosed when we receive the additional information we requested, and our analysis and re-evaluation of materiality are complete.

Given our status as a minority investor, we have limited contractual and other rights to information with respect to Fuji Xerox matters. We were not involved in the investigation, including in determining its scope and timing, and are therefore reliant on Fuji Xerox and Fujifilm to provide information to us. Although the independent investigation committee’s report has been issued and we are not aware of any additional adjustments, additional issues may be identified that may require material adjustments to the amount and timing of charges that we have already recognized or expect to recognize. We can provide no assurances relative to the outcome of any potential governmental investigations or any consequences thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation, as amended, of Xerox Corporation.

99.1	Press release of Xerox Corporation, dated June 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX CORPORATION

By:	Douglas H. Marshall
	Name:	Douglas H. Marshall
	Title:	Assistant Secretary
	Date:	June 14, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation, as amended, of Xerox Corporation.

99.1	Press release of Xerox Corporation, dated June 14, 2017.